EXHIBIT 24.1

V.I. TECHNOLOGIES, INC.

CERTIFICATE OF SECRETARY

AS TO RESOLUTION REGARDING POWER OF ATTORNEY

I, John R. Barr, as Secretary of V.I. Technologies, Inc., a Delaware corporation (the “Corporation”), do hereby certify that the following is a true, correct and complete copy of a resolution of the Board of Directors of the Corporation adopted on February 10, 2005 with respect to the transactions contemplated by the Registration Statement on Form S-2 to be filed by the Corporation with the Securities and Exchange Commission, and that said resolution has not in any way been amended, annulled, rescinded or revoked and remains in full force and effect as of the date hereof:

RESOLVED:	That in connection with the Offering, John R. Barr, President and Chief Executive Officer of the Corporation (the “Officer”) be, and hereby is, authorized to prepare, execute and file with the SEC on behalf of the Corporation a registration statement on Form S-2, including any prospectus required to be prepared or filed therewith, and any and all exhibits and other documents relating thereto (the “S-2 Registration Statement”), for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act’) (i) up to 27,500,000 shares of Common Stock and (ii) up to 27,500,000 subscription rights to purchase shares of Common Stock; and, further, to authorize such officer of the Corporation to prepare, and, as necessary, to execute and file with the SEC, any and all amendments to the S-2 Registration Statement or supplements to said prospectus, all in such form as such officer executing the same may deem necessary or appropriate; and further, to authorize such officer to give a power or powers of attorney with respect to the execution of the S-2 Registration Statement and any such amendments thereto on behalf of the Corporation, the preparation, execution and filing of any such documents by such officer or pursuant to such power of attorney being conclusive evidence that the same were authorized by this resolution.

IN WITNESS WHEREOF, I have hereunto set my hand this eighth day of March, 2005.

V.I. TECHNOLOGIES, INC.

By:	/S/ JOHN R. BARR
John R. Barr, Secretary